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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a)
of the Securities Exchange Act of 1934

Filed by the registrant ☒
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Check the appropriate box:
☐	Preliminary proxy statement.
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
☒	Definitive proxy statement.
☐	Definitive additional materials.
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12.
Veritas DGC Inc.
(Name of Registrant as Specified in its Charter)

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Veritas DGC Inc.
10300 TOWN PARK DRIVE
 Houston, Texas 77072

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 22, 2005

        We will hold the annual meeting of the holders of common stock of Veritas DGC Inc. and the holders of exchangeable shares and class A exchangeable shares, series 1 of Veritas Energy Services Inc., a wholly-owned subsidiary of Veritas DGC (all such holders are collectively referred to in this Notice as "stockholders") at the offices of Veritas DGC, 10300 Town Park Drive, Houston, Texas 77072, on Tuesday, June 22, 2005, at 10:00 a.m., Houston time, for the following purposes:

  1)
  To elect a Board of eight directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified;

  2)
  To ratify the selection of PricewaterhouseCoopers LLP as the company's independent accountants; and

  3)
  To transact any other business as may properly be presented at the meeting or any adjournment of the meeting.

        A record of stockholders has been taken as of the close of business on May 11, 2005 and only those stockholders of record on that date are entitled to notice of and to vote at the meeting. A stockholders' list will be available beginning June 10, 2005, and may be inspected during normal business hours before the annual meeting at the offices of Veritas DGC, 10300 Town Park Drive, Houston, Texas.

                      By Order of the Board of Directors,

                      Larry L. Worden
                      Vice President, General Counsel and Secretary

Houston, Texas
May 17, 2005

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE BY PROXY AS PROMPTLY AS POSSIBLE BY COMPLETING AND MAILING THE ENCLOSED PROXY CARD, BY USING THE INTERNET OR BY TELEPHONE TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW ANY PREVIOUSLY SUBMITTED PROXY AND VOTE IN PERSON.

Veritas DGC Inc.
10300 Town Park Drive
Houston, Texas 77072

PROXY STATEMENT

        We are furnishing this proxy statement in connection with the solicitation of proxies by our Board of Directors for use at our annual meeting of stockholders to be held June 22, 2005, and at any adjournment of the meeting. The meeting will be held at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

        As of May 11, 2005, the record date for determining the stockholders entitled to vote at the meeting, there were outstanding 33,849,816 shares of Veritas DGC common stock, par value $.01 per share, 63,023 shares of Veritas Energy Services Inc. exchangeable stock and 92,347 shares of Veritas Energy Services class A exchangeable stock, series 1. In this proxy statement, all such shares are referred to collectively as "shares," and all holders of shares are referred to collectively as "stockholders." This proxy statement addresses you if you are a stockholder. All shares vote together as a single class and each share entitles its holder to one vote on each matter presented at the meeting. Holders of a majority of the outstanding shares must be present, in person or by proxy, to constitute a quorum for the transaction of business. Abstentions will be treated as present for purposes of determining whether a quorum is present.

        You may vote in person by attending the meeting, or by proxy by completing and returning a proxy card by mail or by using the Internet or telephone. To vote by proxy using the mail, mark your vote on the enclosed proxy card, then follow the instructions on the card and return it to us by mail. To vote by proxy using the Internet or by telephone, follow the instructions on the proxy card and have the card available when you access the Internet website or place your telephone call.

        The individuals named as proxies on the proxy card will vote your shares according to your directions. If you sign and return your proxy card but do not make any of the selections, the named proxies will vote your shares for the election of directors, for approval of the selection of the company's independent auditors and in their discretion as to other matters.

        We are not aware of any business to be acted upon at the meeting other than what is set forth in the accompanying Notice of Annual Meeting. If, however, other matters are properly brought before the meeting, or any adjournment of the meeting, the persons appointed as proxies will have discretion to either vote in the manner they determine or abstain from voting on any such matter.

        You may revoke your proxy or change your vote by (i) giving written notice to Larry L. Worden, Vice President, General Counsel and Secretary, Veritas DGC Inc., 10300 Town Park Drive, Houston, Texas 77072, (ii) signing and delivering a later dated proxy to Mr. Worden at any time before its exercise, (iii) changing your vote on the Internet website; (iv) using the telephone voting procedures; or (iv) attending the meeting and voting in person. Our inspector of elections, who is required to decide impartially any interpretive questions as to the conduct of the vote, will tabulate the votes at the meeting and certify the results.

        We will pay the cost of soliciting proxies in the accompanying form. In addition to solicitations by mail, our directors and employees may solicit proxies (without additional compensation) in person, by telephone, by fax or by electronic mail. We have retained Mellon Shareholder Services LLP to aid in the solicitation of proxies. We have agreed to pay Mellon Shareholder Services LLP a fee of $8,500 and reimburse it for its expenses in connection with its services.

        This proxy statement and form of proxy is first being sent or given to stockholders on or about May 17, 2005.

PROPOSAL 1

ELECTION OF DIRECTORS

        The stockholders will elect eight directors at the meeting. Each director elected will hold office until the next annual meeting of stockholders, until his successor is elected and qualified or until his earlier death, resignation or removal. By signing, dating and returning the accompanying proxy, you will grant your proxy to vote your shares as you direct. If you sign, date and return your proxy, then, unless you specify otherwise, your shares will be voted FOR election of our eight nominees to the Board of Directors. If you vote your proxy by telephone or by using the Internet website, your shares will be voted as you direct. All nominees, except for Messrs Pilenko, Work and Young, who were appointed as directors by the Board in March 2004, June 2004 and May 2005, respectively, have been previously elected directors by our stockholders. Each of the nominees was recommended by the Nominating and Corporate Governance Committee of our Board of Directors.

        The employment agreements of Mr. Pilenko, currently a director and our chairman and chief executive officer, and Mr. Ludlow, currently a director and our vice chairman, contain provisions which would allow the nominee to terminate his employment with us in the event he is not elected as a director. In the event of such a termination, we would be obligated to pay certain severance payments. The employment agreements, including the calculation of severance payments which may be due under those agreements, are further described below under the heading "Employment Agreements."

        If any nominee becomes unavailable for election, the proxy may be voted for a substitute nominee selected by the persons named in the proxy or the size of the Board of Directors may be reduced; however, we are not aware of any circumstances likely to render any nominee unavailable. Abstentions and broker non-votes will not be counted as a vote for or against any nominee, and will not affect the outcome of the election. Cumulative voting is not allowed.

Vote Required

        The eight nominees who receive a majority of the votes cast will be the duly elected directors of Veritas DGC.

Recommendation of the Board of Directors

        The Board of Directors recommends a vote FOR all eight of our nominees.

Director Nominees

        The names of the eight nominees and certain information concerning each of them as of April 30, 2005, are set forth below:

Name	Principal Position with Veritas DGC	Age	Director Since	Member of
Loren K. Carroll	Director	61	2003	Audit committee; compensation committee
Clayton P. Cormier	Director	72	1991	Audit committee (chairman)
James R. Gibbs	Director	60	1997	Compensation committee; nominating and corporate governance committee (chairman)
Stephen J. Ludlow	Director, Vice Chairman	54	1994
Thierry Pilenko	Director, Chairman and Chief Executive Officer	47	2004
Jan Rask	Director	49	1998	Audit committee; nominating and corporate governance committee
David F. Work	Director	60	2004	Compensation committee
Terence K. Young	Director	58	2005

        Loren K. Carroll is currently president and chief executive officer of M-I Swaco and is also executive vice president of Smith International, Inc. Mr. Carroll also serves as a director of Smith International, Inc. and as a director of Fleetwood Enterprises, Inc. Mr. Carroll joined Smith International in December 1984 as vice president and chief financial officer. In January 1988 he was appointed executive vice president and chief financial officer of Smith International and served in that capacity until March 1989. Mr. Carroll then rejoined Smith International in 1992 as executive vice president and chief financial officer. Smith International holds a 60% interest in M-I Swaco.

        Clayton P. Cormier is currently a financial and insurance consultant. Prior to that, Mr. Cormier was a senior vice president in the oil and gas division of Johnson & Higgins, an insurance broker, from 1986 to 1991 and previously served as chairman of the board, president, and chief executive officer of Ancon Insurance Company, S.A. and as an assistant treasurer of ExxonMobil Corp.

        James R. Gibbs is chairman, president and chief executive officer of Frontier Oil Corporation, an oil refining and marketing company. He has been chairman since January 1999, chief executive officer since 1992 and president since 1987. He has been employed there for twenty-two years. Mr. Gibbs is a director of Frontier Oil Corporation and Smith International, Inc., an advisory director of Frost Bank-Houston, and a member of the Board of Trustees of Southern Methodist University.

        Stephen J. Ludlow became vice chairman of Veritas DGC in January 1999. From August 1996, upon consummation of the business combination between Veritas DGC (formerly Digicon Inc.) and Veritas Energy Services until January 1999, he was president and chief operating officer of Veritas DGC Inc. He has been employed by Veritas DGC for 33 years and served as president and chief executive officer of Veritas DGC from 1994 to 1996. Prior to 1994, he served as executive vice president of Veritas DGC for four years following eight years of service in a variety of management positions with increasing levels of responsibility, including several years of service as the executive responsible for operations in Europe, Africa and the Middle East.

        Thierry Pilenko became chairman and chief executive officer and a director of Veritas DGC in March 2004. Prior to his appointment and since 2001, Mr. Pilenko served as managing director of SchlumbergerSema, a Schlumberger Ltd. company located in Paris. From 1998 to 2001, he was president of Geoquest, another Schlumberger Ltd. company located in Houston, Texas. Mr. Pilenko was employed by Schlumberger Ltd. and its affiliated companies in various parts of the world beginning in 1984 in a variety of progressively more responsible operating positions.

        Jan Rask is currently president and chief executive officer and a director of TODCO, formerly known as R & B Falcon, and has held that position since July 2002. From September 2001 to July 2002, he was the Managing Director-Acquisitions and Special Projects of Pride International, Inc. and from July 1996 to September 2001, Mr. Rask was president, chief executive officer and director of Marine Drilling Companies, Inc. Mr. Rask served as president and chief executive officer of Arethusa (Off-Shore) Limited from May 1993 until the acquisition of Arethusa (Off-shore) Limited by Diamond Offshore Drilling, Inc. in May 1996. Mr. Rask joined Arethusa (Off-shore) Limited's principal operating subsidiary in 1990 as its president and chief executive officer.

        David F. Work is currently an oil and gas industry consultant. From 2001 until October 2003, he served as the chairman of Energy Virtual Partners, Inc., a privately-held company engaged in the business of managing under-resourced oil and gas properties. For more than five years prior to his retirement from BP Amoco in October 2000, he served in various management capacities with Amoco and BP Amoco, including group vice president of exploration and, finally, as regional president in the United States. Mr. Work currently also serves as a director of Edge Petroleum Corporation, CrystaTech, Inc. and TerraTek, Inc.

        Terence K. Young is currently a professor and head of the Department of Geophysics at the Colorado School of Mines and has served as such since 2000. From 1983 until 2000, Mr. Young was employed by Mobil Research and Development Corporation in a variety of roles, the last of which was as a visiting scholar at the Institute for Statistics and Its Applications, Carnegie Mellon University. From 1982 to 1983, he served as a research geophysicist with Compagnie Générale de Géophysique, from 1979 to 1982, he served as assistant professor, Colorado School of Mines, and from 1969 to 1974 was a pilot and flight instructor in the United States Navy. Mr. Young is currently the president-elect of the Society of Exploration Geophysicists.

Independence of Directors

        Our Board has affirmatively determined that Messrs Carroll, Cormier, Gibbs, Rask, Work and Young (i) have no relationship to the company that may interfere with the exercise of their independence from management and the company; (ii) have no material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company) and (iii) are otherwise "independent" as that term is defined in Section 303A.02 of the New York Stock Exchange Listed Company Manual and Rule 10A-3(b)(1) and Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934. The Board has not adopted categorical standards for the determination of independence but instead makes such determinations by reference to definitions provided in applicable law and New York Stock Exchange requirements.

        In making its determination as to Mr. Young, the Board considered the relationships between the company and the Colorado School of Mines, which employs Mr. Young as a professor and head of the Geophysics Department, and between the company and the Society of Exploration Geophysicists, which Mr. Young serves as president-elect and will soon serve as president. The company annually funds certain research projects with and provides certain services and equipment free of charge to the Colorado School of Mines, a non-profit educational institution. The company paid or contributed to the Colorado School of Mines $86,000, $43,000 and $95,000 in fiscal years 2002, 2003, and 2004, respectively. The company paid the Society of Exploration Geophysicists, a non-profit professional society, $79,000, $63,000 and $89,000 in fiscal years 2002, 2003, and 2004, respectively. These payments consisted of membership dues paid on behalf of company employees, admission fees paid on behalf of company employees for programs sponsored by the organization and fees for booth rental at the Society's annual trade show. The Board deemed the payments and benefits the company paid to and received from each of the two entities not to be material either to the company or the other entities involved and, that, therefore, Mr. Young's relationship to each entity is not material and does not affect his independence as a director of the company.

Code of Ethics

        Our Board has adopted a code of ethics (we call it our "code of conduct") that governs the business conduct and ethics of our directors, all of our employees and our executive officers, including our chief executive officer, our chief financial officer and our chief accounting officer. Our code of conduct is available on our Internet website at www.veritasdgc.com. We will provide a printed copy of our code of conduct without charge to any stockholder making written request to Larry L. Worden, Vice President, General Counsel and Secretary, 10300 Town Park Drive, Houston, Texas 77072. It is our intention to disclose on our Internet website within four business days—

  •
  the date and nature of any amendment (other than technical, administrative, or non-substantive amendments) we make to any provision of our code of conduct that applies to our chief executive officer, chief financial officer, chief accounting officer, or controller and that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K; and

  •
  information related to any waiver, including any implicit waiver, we grant to our chief executive officer, chief financial officer, chief accounting officer, or controller that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K.

Corporate Governance Guidelines/Committee Charters

        Our Board has adopted written corporate governance guidelines that address such matters as Board and committee functions and Board and committee member qualifications and responsibilities. In addition, our Board has adopted written charters for its audit committee, compensation committee, and nominating and corporate governance committee. Each of these charters was most recently amended in October 2004. A copy of our current audit committee charter is attached as Appendix 1. Copies of our corporate governance guidelines and each of our committee charters are available on our Internet website at www.veritasdgc.com. We will provide a written copy of any of these documents without charge to any stockholder making written request to Larry L. Worden, Vice President, General Counsel and Secretary, 10300 Town Park Drive, Houston, Texas 77072.

Qualifications of Director Nominees

        In considering nominees for the Board, the nominating and corporate governance committee considers the entirety of each candidate's credentials. Although there is currently no set of specific minimum qualifications that must be met by a nominee recommended by the committee, as different factors may assume greater or lesser significance at particular times and the needs of the Board may vary in light of its composition and the committee's perceptions about future issues and needs, each nominee is expected to be of the highest ethical character and share the values of the company as reflected in its culture and mission statement and have sufficient time available to attend to his or her substantial duties and responsibilities to the company. In making its evaluation and recommendation of candidates, the committee may consider, among other factors, whether prospective nominees have relevant business and financial experience and have industry or other specialized expertise. In addition and recognizing that a majority of the Board must be "independent," the committee will consider whether the director needs to be and is "independent" as that term may be legally defined and whether the nominee is without the appearance of any conflict or obligation to any particular constituency.

        The committee may consider candidates for the Board from any reasonable source, including from a search firm engaged by the committee or stockholder recommendations (provided the committee's procedures are followed). In evaluating a candidate's relevant business experience, the committee may consider previous experience as a member of the Board.

        From time to time the committee employs third party executive search firms to identify and evaluate candidates for consideration as director nominees. In most cases, the firm is compensated on a fee basis, as opposed to a contingent fee basis, and conducts a search for and evaluation of appropriate candidates based on criteria, such as a particular area of expertise or experience, specified by the committee.

Meetings of the Board of Directors and Committees

        During fiscal year 2004, the Board of Directors held seven meetings. Committees of the Board of Directors held the following number of meetings: audit committee—twelve meetings; compensation committee—five meetings; and nominating and corporate governance committee—three meetings.

        During fiscal year 2004, each of our directors attended 100% of the meetings of the Board of Directors. Each director also attended more than 75% of the aggregate of the meetings of the committees on which he served.

        Our non-employee directors, all of whom are independent directors, meet in executive sessions held immediately following our regularly scheduled Board meetings. In fiscal year 2004, non-employee directors met in executive session four times. The non-employee directors chose Mr. Gibbs to preside at their meetings, and he presided at all such meetings during fiscal year 2004.

        It is the company's policy that directors attend the annual meeting of stockholders. All of our directors attended the last annual meeting.

Communicating with Our Board

        Our Board has adopted a procedure by which security holders may communicate directly with the Board, individual directors and committees of the Board. Security holders may communicate in writing with members of the Board at any time by mail addressed to the company's corporate secretary at the company's principal executive offices, 10300 Town Park Drive, Houston, Texas 77072. Security holders should clearly indicate on the envelope the intended recipient of the communication and that the communication is a "Security Holder Communication." All such communications received by the corporate secretary will be forwarded to the recipient designated on the envelope. The corporate secretary will not review or pre-screen any security holder communications. All communications designated for the Board will be forwarded to the lead director of the Board, currently Mr. Gibbs, or if no lead director has been designated, a non-employee director designated by the chairman of the Board. All communications designated to a particular committee of the Board will be forwarded to the chairman of that committee. All communications designated to a director will be forwarded to that director. To report any issues relating to the company's accounting, accounting controls, financial reporting or other practices, security holders may also call the company's confidential hotline at 832-351-1190. All calls will remain anonymous.

Committees of the Board of Directors

        Our Board of Directors has established three standing committees. All members of each of the committees are independent, as defined by the rules of the New York Stock Exchange and the Securities and Exchange Commission.

        Audit Committee.    Our Board has appointed a standing audit committee in accordance with the requirements of the Securities Exchange Act of 1934 and the New York Stock Exchange. The members of the audit committee are Messrs Carroll, Cormier and Rask. The audit committee assists the Board in ensuring that our accounting and reporting practices are in accordance with applicable requirements.

Specifically, the audit committee annually reviews and recommends to our Board the firm to be engaged to audit the consolidated financial statements of our company and its subsidiaries. Additionally, the audit committee reviews with representatives of such independent accounting firm the plan and results of the auditing engagement, makes inquiries as to the adequacy of internal accounting controls, and considers the independence of our independent accountants. The committee also reviews the scope and scheduling of our internal audits and reviews the results of those audits.

        Our Board has determined that each member of the audit committee is financially literate and each has accounting or related financial management expertise, as our Board interprets those terms in its business judgment. Our Board has designated each of Messrs Carroll, Cormier, and Rask as "audit committee financial experts."

        Compensation Committee.    The compensation committee approves the compensation arrangements for officers of our company, including establishment of salaries and bonuses and other compensation. Additionally, the compensation committee approves and administers compensation plans in which officers and directors are eligible to participate, and approves awards of stock options and restricted stock. The compensation committee also reviews our succession plan and significant issues that relate to changes in benefit plans.

        Nominating and Corporate Governance Committee.    The nominating and corporate governance committee identifies and recommends nominees for election to our Board of Directors at annual meetings and to fill vacancies on our Board, recommends nominees for appointment to our committees, annually reviews the structure and operation of each Board committee, and annually reviews its charter. The nominating and corporate governance committee will consider nominees recommended by stockholders. With respect to procedures that must be followed in order for nominations from stockholders to be considered, see "Nominations for 2005 Annual Meeting and for Any Special Meetings" below.

Report of the Audit Committee

        The audit committee has reviewed and discussed our audited financial statements for the fiscal year ended July 31, 2004, with management and PricewaterhouseCoopers LLP, our independent registered public accounting firm, and has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) with respect to those statements.

        The audit committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with PricewaterhouseCoopers LLP its independence in connection with its most recent audit of our financial statements. The audit committee has reviewed the services provided by PricewaterhouseCoopers LLP and has determined that the services provided are compatible with the maintenance of PricewaterhouseCoopers LLP's independence.

        The audit committee also investigated certain accounting errors related to fiscal year 2004 and prior years identified by management during the audit review procedures for fiscal year 2004. As a result, the company implemented enhanced internal controls and internal audit activities. The audit committee reviewed and discussed all earnings announcements and press releases containing financial information prior to their public release and all quarterly and annual reports prior to their filing with the Securities and Exchange Commission.

        Based on the review and discussions referred to above, the audit committee recommended to our Board that the most recent audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended July 31, 2004, filed with the Securities and Exchange Commission.

        The preceding description of our audit committee and this audit committee report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall it be incorporated by reference into any filing except to the extent it is specifically incorporated by reference therein.

Audit Committee Clayton P. Cormier, Chairman Loren K. Carroll Jan Rask

Director Compensation

        Effective January 1, 2005, each of our directors who is not also an employee is paid an annual fee of $35,000 plus travel expenses, a fee of $1,500 for attendance at each regular or special Board and committee meeting (other than telephonic meetings) and a fee of $750 for attendance at each telephonic Board or committee meeting. The chairman of the audit committee is paid an additional annual fee of $10,000 and the chairmen of the compensation and nominating and corporate governance committees is each paid an additional fee of $5,000 annually.

        Prior to January 1, 2005, the annual fee paid to each of our directors who was not also an employee was $25,000, the chairman of the audit committee was paid an additional annual fee of $10,000, and no additional fees were paid to other committee chairmen.

        Under the company's Share Incentive Plan, non-employee directors are eligible to receive (1) nonqualified options, (2) share appreciation rights, (3) deferred share units, (4) restricted shares and (5) performance shares. The compensation committee determines the type of awards granted and the terms of each grant. For periods prior to January 1, 2005, continuing non-employee directors were granted options each year, typically in March, to purchase 5,000 shares of our common stock. For periods after January 1, 2005, each year after election or appointment, each non-employee director will be granted options to purchase 6,000 shares of our common stock at fair market value on the date of grant. The options so granted vest immediately and have a five-year term. Newly elected or appointed non-employee directors are granted options to purchase 10,000 shares of our common stock at fair market value on the date of grant. The options granted to newly elected or appointed non-employee directors will have a five-year term and become exercisable as follows: 2,500 options immediately upon the date of grant and an additional 2,500 options in each subsequent year on the anniversary of the date of grant until all are exercisable. Also, for periods after January 1, 2005, non-employee directors will be allowed to elect to receive deferred share units issued under the company's Share Incentive Plan in lieu of either 100 percent or 50 percent of the option grant. In the event of such an election, the electing director will receive one deferred share unit in lieu of three options: 2,000 deferred share units in the event of a 100 percent election or 1,000 deferred share units in the event of a 50 percent election. The deferred share units will be vested immediately upon grant. Each deferred share unit automatically converts to one share of our common stock upon the director's retirement or other termination. Mr. Gibbs has elected to receive in deferred share units 100% of any option grant he receives in calendar year 2005.

        Each of our non-employee directors may also elect to receive deferred share units issued under our Share Incentive Plan in lieu of either 25, 50, 75 or 100 percent of his or her annual director's fee. Once vested, each deferred share unit automatically converts into one share of our common stock upon the director's retirement or other termination. A director who elects to receive deferred share units prior to the end of any calendar year is entitled to receive on January 1 of the following year that number of deferred share units with a fair market value equal to the amount deferred. The deferred share units then vest 25 percent on January 1 (the date of grant) and an additional 25 percent on the following April 1, July 1, and October 1. None of the current nominees who are non-employee directors has elected to receive deferred share units in lieu of any portion of his annual director's fee.

MANAGEMENT

Executive Officers

        Except as described under the heading "Employment Agreements" below, our executive officers serve at the pleasure of our Board of Directors and are subject to annual appointment by our Board at its first meeting following each annual meeting of stockholders. In addition to Messrs. Pilenko and Ludlow, who are listed under "Director Nominees" with their biographical information, our executive officers include the following individuals as of April 30, 2005:

        Timothy L. Wells, age 52, was appointed president and chief operating officer of Veritas DGC in January 1999. He has been employed by Veritas DGC for nineteen years, having served as president of Veritas DGC's Asia Pacific division, regional manager of North and South American processing, manager of research and programming and in various other capacities in North and South America.

        Mark E. Baldwin, age 51, was appointed executive vice president, chief financial officer and treasurer of Veritas DGC in August 2004. Prior to his appointment and since 2003, Mr. Baldwin was an operating partner in First Reserve Corporation, a privately-held oilfield services equity firm. From 2001 to 2002, he served as executive vice president and chief financial officer of Nexitraone, LLC, a privately-held telecommunications company. From 1997 to 2001, Mr. Baldwin was chairman and chief executive officer of Pentacon, Inc., then a publicly traded distributor of aerospace and industrial fasteners. For the seventeen years prior to 1997, Mr. Baldwin held a number of progressively more responsible financial and operating positions with Keystone International, Inc., then a publicly traded manufacturer of flow control devices.

        Vincent M. Thielen, age 45, was appointed vice president, corporate controller of Veritas DGC in September 2003. Prior to his appointment, he had been employed by Veritas DGC for 4 years as corporate controller. Prior to that time, he served for eighteen years in various technical, operational and financial roles at Baker-Hughes Incorporated.

        Larry L. Worden, age 53, was appointed vice president, general counsel and secretary of Veritas DGC in December 1998. For ten years prior to that time, Mr. Worden served as vice president, general counsel and secretary of King Ranch, Inc., a privately-held Texas corporation. Prior to his employment with King Ranch, Inc. he served as division counsel at National Gypsum Company and practiced law at two private law firms.

Compensation

        The following table reflects all forms of compensation for services to us for each of the fiscal years ended July 31, 2004, 2003 and 2002 of those individuals who (i) served as our chief executive officer during fiscal 2004, or (ii) were among our four most highly compensated executive officers at July 31, 2004, other than the chief executive officer.

SUMMARY COMPENSATION TABLE

							Long-Term Compensation Awards
		Annual Compensation
									Securities Underlying Options (#)
Name and Principal Position	Fiscal Year	Salary ($)	Bonus (1) ($)		Other Annual Compensation ($)		Restricted Stock Awards ($)				All Other Compensation ($)
Thierry Pilenko (2) Chairman and Chief Executive Officer	2004 2003 2002	181,731 — —	232,359 — —	(3)	96,669 — —	(4)	— — —		120,000 — —		— — —
David B. Robson (5) Former Chairman and Chief Executive Officer	2004 2003 2002	274,010 429,583 415,000	— 41,025 298,369		— — —		— — —		5,000 173,762 —	(7)	1,365,785 — —	(6)
Stephen J. Ludlow Vice Chairman	2004 2003 2002	265,021 265,021 265,021	148,279 20,246 90,100		— — 3,000	(9)	— — —		24,700 60,971 —	(7)	11,019 — 4,000	(8) (8)
Timothy L. Wells President and Chief Operating Officer	2004 2003 2002	315,000 276,154 260,000	194,706 19,110 88,400		— — 11,586	(9)	77,460 — —	(10)	24,700 60,284 —	(7)	11,759 8,241 4,000	(8) (8) (8)
Vincent M. Thielen Vice President, Corporate Controller	2004 2003 2002	167,561 140,000 140,000	84,710 8,022 35,700		— — —		— — —		12,400 17,580 —	(7)	11,789 6,522 4,290	(8) (8) (8)
Larry L. Worden Vice President, General Counsel and Secretary	2004 2003 2002	210,923 194,039 190,000	105,955 14,834 64,600		— — —		— — —		12,400 29,736 —	(7)	9,350 5,657 2,303	(8) (8) (8)

(1)
Bonuses are reported for the year in which they were earned. A portion of the bonus payments reported for fiscal year 2004 was paid in March 2005, a portion of the bonus payments reported for fiscal 2003 was paid in September 2003 and a portion of the bonus payments reported for fiscal 2002 was paid in September 2002.

(2)
Joined the company in March 2004.

(3)
Includes a $75,000 lump-sum payment made to Mr. Pilenko upon his initial employment and an incentive bonus for fiscal year 2004 of $157,359 paid in April 2005.

(4)
Includes reimbursement of legal expenses of $7,021, and the following amounts paid to Mr. Pilenko in connection with the re-location of his residence to Houston, Texas: cash moving allowance—$37,500; freight for personal effects—$23,177, temporary housing expenses—$10,620, airfare for Mr. Pilenko and his family in connection with their relocation to Houston—$18,351.

(5)
Retired in March 2004. All compensation paid to Mr. Robson was paid in Canadian dollars—amounts shown have been converted to U.S. dollars.

(6)
Includes a lump-sum retirement payment of $1,350,000, the cost of a retirement gift of $11,908, and $3,877, the estimated premiums for group health insurance benefits we provided to Mr. Robson and his wife during fiscal year 2004. We are self-insured and do not pay third-party insurance premiums for our group health coverage. The value of health insurance premiums was calculated using an assumed monthly premium of $775.41, the same premium we charge to retired or terminated employees in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985. As part of Mr. Robson's retirement agreement, we agreed to provide him and his wife with health insurance coverage for the remainder of each of their lives.

(7)
Includes two option grants: one in August 2002, which would customarily have been made in March 2002 but was delayed pending the consummation of a business combination that was subsequently terminated in July 2002, and the other in March 2003.

(8)
Represents company matching contributions pursuant to our 401(k) plan.

(9)
For Mr. Ludlow, reflects a service award for 30 years of employment with us, and for Mr. Wells, reflects expense reimbursement for his previous relocation from Singapore to Houston in 1999.

(10)
6,000 shares of restricted stock valued at $12.91 per share, the closing price of our common stock on the New York Stock Exchange on February 2, 2004, the day of the grant. On July 31, 2004, the restricted shares had a value of $147,780 based on closing price of our common stock of $24.63 per share on the New York Stock Exchange. Of the restricted shares issued to Mr. Wells, 2,000 vested on February 2, 2005, and, assuming that Mr. Wells is still then employed by us, the remaining shares will vest 2,000 shares on February 2, 2006, and 2,000 shares on February 2, 2007. We do not currently pay dividends on our common stock; however, we would pay dividends on the restricted stock should our dividend policy change.

        The following table sets forth options we granted during the fiscal year ended July 31, 2004 to our named executive officers:

OPTION GRANTS IN FISCAL YEAR ENDED JULY 31, 2004

	Individual Grants
Name of Officer	Number of securities underlying options granted		Percent of total options granted to employees in fiscal year	Exercise price ($/share)	Expiration date	Grant Date Present Value(1) $
Thierry Pilenko	120,000	(2)	18	$15.88	3/1/2009	$1,094,400
David B. Robson	5,000	(3)	1	11.19	3/1/2007	25,550
Stephen J. Ludlow	24,700	(4)	4	11.19	1/6/2009	158,821
Timothy L. Wells	24,700	(4)	4	11.19	1/6/2009	158,821
Vincent M. Thielen	12,400	(4)	2	11.19	1/6/2009	79,732
Larry L. Worden	12,400	(4)	2	11.19	1/6/2009	79,732

(1)
Grant Date Present Value of options granted was determined using the Black-Scholes option valuation method assuming no expected dividends over their contractual life, a risk-free interest rate of 3.7%, expected volatility of 64.9%, and an expected life of 4 years.

(2)
40,000 options became exercisable on March 1, 2005, and 40,000 options will become exercisable on March 1, 2006 and March 1, 2007.

(3)
Options were immediately exercisable when issued on March 1, 2004.

(4)
Each grant is exercisable as follows: 25% of the options were immediately exercisable when granted on January 6, 2004 and an additional 25% become exercisable on each succeeding anniversary of the date of grant until January 6, 2007, when all are exercisable.

        The following table sets forth information with respect to options to purchase our shares held by our named executive officers that were exercised during the fiscal year ended July 31, 2004 or were unexercised at fiscal year end.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR
ENDED JULY 31, 2004 AND FISCAL YEAR END OPTION VALUES

	Options Exercised During Fiscal Year
			Number of Unexercised Options Held at Fiscal Year End (#)		Value of In-the-Money Unexercised Options Held at Fiscal Year End ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Thierry Pilenko	—	—	—	120,000	—	1,050,000
David B. Robson	67,106	897,616	121,208	—	631,714	—
Stephen J. Ludlow	49,032	451,500	53,750	49,011	141,969	702,893
Timothy L. Wells	—	—	66,537	54,667	603,700	698,191
Vincent M. Thielen	—	—	18,687	18,090	203,109	257,191
Larry L. Worden	—	—	38,770	24,168	385,847	346,900

(1)
Based on the difference between the July 30, 2004 closing price of our common stock of $24.63 per share on the New York Stock Exchange and the exercise price.

Employment Agreements

        We have entered into employment agreements with each of Messrs. Pilenko, Ludlow, Wells, Baldwin, Thielen and Worden. Our agreement with Mr. Pilenko continues until terminated by prior written notice of either party. Our agreements with Messrs. Ludlow, Wells, Baldwin, Thielen and Worden continue until the employee reaches age 65 unless the agreement is earlier terminated by prior written notice of either party. As of April 30, 2005, the executive officers are entitled to minimum annual salaries under their employment agreements as follows: Mr. Pilenko—$475,000; Mr. Ludlow—$280,000; Mr. Wells—$350,000; Mr. Baldwin—$300,000; Mr. Thielen—$180,300 and Mr. Worden—$240,000. In the event of a termination without cause (other than in connection with a change of control of Veritas DGC), each executive officer is entitled to payment under his employment agreement equal to one or more years of annual base salary as follows: Mr. Pilenko—three years; Messrs. Ludlow, Wells and Baldwin—two years; and Messrs. Thielen and Worden—one year. Payment of these amounts will be made over the specified period unless we exercise our option to pay them in a lump sum. In the event of a termination without cause within two years after a change of control of Veritas DGC, each executive officer is entitled to a lump sum payment under his employment agreement equal to the following number times the sum of his annual base salary and annual bonus: Messrs. Pilenko, Ludlow, Wells and Baldwin—three; and Messrs. Thielen and Worden—two.

Compensation Committee Interlocks and Insider Participation

        None of the four members of our compensation committee—Messrs. Carroll, Gibbs, MacNeill or Work—is or has been at any time an officer or employee of Veritas DGC or any of its subsidiaries nor has any of them had any relationship with Veritas DGC that would otherwise require disclosure under Items 402 or 404 of Regulation S-K.

Compensation Committee Report on Executive Compensation

        The following is the report of the compensation committee regarding executive compensation.

Philosophy

        The committee's executive compensation philosophy is to provide a competitive total compensation package which will allow Veritas DGC to attract, motivate and retain senior management. Our executive compensation consists of three elements: (1) base salaries, which reflect competitive marketplace data and evaluated performance; (2) annual incentives, which are payable for the achievement of annual financial and individual performance goals; and (3) long-term stock-based incentives. We seek to relate a significant portion of potential total executive compensation to the company's financial performance. The committee believes that annual performance pay is appropriately linked to individual performance, annual financial performance of our company and stockholder value.

        It is the committee's intent to fulfill its responsibilities according to the highest standards of corporate conduct and governance practices in the long-term best interests of the company and its shareholders.

        The committee's policy with respect to tax deductibility of executive compensation under Section 162(m) of the Internal Revenue Code is to qualify such compensation for deductibility whenever reasonably practical. The Global Management Incentive Plan has not been approved by the company's shareholders and therefore does not meet the requirement of Section 162)(m) of the Internal Revenue Code.

Our Executive Compensation Package

        Base Salary.    We intend the base compensation for executive officers to afford a reasonable degree of financial security to those individuals performing the levels and types of responsibility implicit in the various executive positions. In setting base salaries we initially consider the compensation plans of executives in other companies, including companies in the oil services industry. We target base compensation at levels consistent with median levels for public companies of our size. In fiscal year 2004 and for recent discussions in fiscal year 2005, we have utilized a third party consulting firm to prepare compensation survey data for us and to make recommendations to us related to compensation of our officers, including our chief executive officer. In setting the base compensation of each of our executive officers, we also consider the executive's salary history, level of responsibility, breadth of knowledge, past performance, credentials, and experience with Veritas DGC, as well as his or her perceived future importance to the company.

        Based on the above criteria, we increased the base compensation for Mr. Wells in February 2004 and for Messrs Thielen and Worden in March 2004. Effective April 2, 2005, we increased the base compensation of the following officers to the amounts next to their names: Mr. Pilenko—$475,000; Mr. Ludlow—$280,000; Mr. Wells—$350,000; and Mr. Worden—$240,000.

        Annual Incentive Awards.    We require a minimum level of company financial performance before the executive officers earn any annual incentive bonus, and we award incentives for achieving higher levels of performance directly tied to the level achieved.

        In fiscal year 1998, we adopted an incentive compensation program, the Key Contributor Plan, pursuant to which some 300 managerial personnel, including our executive officers, became eligible to earn incentives conditioned upon the attainment of specified company and individual performance criteria.

        Prior to the beginning of fiscal year 2004, each participant, including executive officers, was assigned a target incentive percentage that was a percentage of his or her base annual salary. The target incentive percentages under the incentive plan for fiscal year 2004 ranged from 10% to 75% of base annual salary. Each participant was eligible to earn as incentive compensation a percentage of his or her target incentive percentage not to exceed two times his or her annual target payout if certain financial and individual goals were met. The fiscal year 2004 target percentage for each of our executive officers was follows: Mr. Pilenko—75%; Mr. Ludlow—45%; Mr. Wells—50% for six months, adjusted to 60% for the remaining six months; Mr. Thielen—45%; and Mr. Worden—45%.

        Financial and individual goals under the Key Contributor Plan were also set prior to the beginning of fiscal year 2004. In the case of participants who are officers or corporate personnel, 75% of any performance award was based upon the company's actual results of operations as a percentage of those results anticipated in the annual budget approved by the Board at the beginning of the fiscal year. To earn the remaining 25% of the performance award, the participant was required to attain discrete individual business goals. Because he joined the company on March 1, 2004, only five months before the end of fiscal year 2004, Mr. Pilenko was not assigned any individual goals for fiscal year 2004.

        Based on the company's achievement of its financial goals and each executive officer's achievement of his individual performance objectives in fiscal year 2004, we paid each of them the following incentive compensation (these amounts were paid in two separate payments, one in March 2004 and the other in March 2005): Mr. Ludlow—$148,279; Mr. Wells—$194,706; Mr. Thielen—$84,710; and Mr. Worden—$105,955. In April 2005, we paid Mr. Pilenko incentive compensation of $157,359 for fiscal year 2004.

        In June 2004, we replaced the previous Key Contributor Plan with a new Global Management Incentive Plan for senior executives and a new Key Contributor Plan for key employees other than senior executives. We then selected eighteen of our senior executives, including executive officers, to participate in the new Global Management Incentive Plan. The incentive plan is effective for fiscal year 2005 and subsequent years.

        Under the terms of the Global Management Incentive Plan, which is administered by the compensation committee, each participant is assigned a target incentive percentage that is a percentage of his or her annual base salary. The target incentive percentages under the Global Management Incentive Plan for fiscal year 2005 range from 50% to 75% of annual base salary. Each participant is eligible to earn as incentive compensation a percentage of his or her target incentive percentage not to exceed two times his or her annual target payout if certain financial and individual goals are met. We have established the target percentages for each of our executive officers as follows: Mr. Pilenko—75%; Mr. Ludlow—50%; Mr. Wells—60%; Mr. Baldwin—60%; Mr. Thielen—50%; and Mr. Worden—50%.

        Financial and individual goals under the Global Management Incentive Plan were set prior to the beginning of fiscal year 2005. In the case of participants who are officers or corporate personnel, 37.5% of any performance award is conditioned upon the company attaining a specified threshold amount of profit before income taxes and 37.5% is conditioned upon the company attaining a specified threshold amount of return on assets. To earn the remaining 25% of the performance award, the participant must attain discrete business goals set by the compensation committee.

        The Global Management Incentive Plan provides that each participant will be paid a partial performance award, if earned, based on the financial results of the first six months of the fiscal year. It is contemplated that the mid-year award will be made in March each year. The mid-year payment is calculated by multiplying the target incentive percentage times 75% (the portion of the incentive associated with financial performance) times 50% times the percentage of the financial goal attained, not to exceed 100%. The mid-year payment will not take the achievement of individual goals into account—this has the practical effect of limiting the mid-year payment to 37.5% of the target payout. On April 1, 2005, the mid-year payment was made to all participants in the Global Management Incentive Plan, including the following amounts to our executive officers: Thierry Pilenko—$126,563; Stephen J. Ludlow—$49,691; Timothy L. Wells—$74,250; Mark E. Baldwin—$67,500; Vincent M. Thielen—$33,806; and Larry L. Worden—$42,188.

        Stock-based Benefits.    We believe periodic grants of stock options to executive officers helps to align the executive's economic interests with those of stockholders and to provide a direct and continuing focus on the goal of increasing stockholder value. During fiscal year 2004, we granted options to purchase a fixed number of options to key personnel based on rank, and therefore responsibility, within the company. On January 6, 2004, we granted options to the following executive officers to purchase the specified number of shares for $11.19 per share, the fair market value of our shares at the date of the grant: Mr. Ludlow—24,700; Mr. Wells—24,700; Mr. Thielen—12,400 and

Mr. Worden—12,400. Each grant has a five-year term and is exercisable as follows: 25% of the options were immediately exercisable on the date of grant, and an additional 25% becomes exercisable on the anniversary of the grant in each succeeding year until all are exercisable on the third anniversary of the grant. Also on January 6, 2004, we granted Mr. Robson the option to purchase 5,000 shares, also for $11.19 per share. The options granted to Mr. Robson have a five year term and all were exercisable on the date of grant. In light of Mr. Robson's then contemplated retirement, we granted him the same number of options on the same terms as options granted to non-employee directors at the time. On March 1, 2004, we granted Mr. Pilenko options to purchase 120,000 shares for $15.88, the fair market value of the shares on the date of grant. The options have a five-year term and are exercisable as follows: 40,000 options became exercisable on March 1, 2005, and an additional 40,000 options become exercisable on March 1 of 2006 and 2007.

        From time to time, we grant restricted stock to employees, including executive officers, for a variety of reasons, including, as examples, to reward an employee for exemplary service or as a means to retain a key employee. In February 2004, we granted 6,000 shares of restricted stock to Mr. Wells. Of the shares granted, 2,000 became vested on February 2, 2005, and, assuming that Mr. Wells continues to be employed by us, 2,000 additional shares vest on February 2 of 2006 and 2007.

Fiscal 2004 CEO Compensation

        Mr. Pilenko was appointed chairman and chief executive officer of Veritas DGC in March 2004. Prior to his appointment, we commissioned a third party consulting firm to prepare data relating to compensation plans of chief executive officers in other companies of our size, including companies in the oil services industry. After considering that data, we arrived at a compensation package for Mr. Pilenko we believe is consistent with median levels for public companies of our size.

        As with all senior executives of the company, Mr. Pilenko's compensation is made up of a base salary, which was $450,000 per annum in fiscal year 2004, incentive compensation based primarily on company performance, and stock-based benefits. In fiscal year 2004, Mr. Pilenko's incentive compensation was based entirely upon Veritas DGC's actual results of operations as a percentage of those results anticipated in the annual budget approved by the Board at the beginning of the fiscal year. The company did, in fact, achieve the required results and, based entirely upon a quantitative calculation specified in the Key Contributor Plan, Mr. Pilenko earned and we paid him in April 2005 a $157,359 incentive bonus for fiscal year 2004. The remainder of Mr. Pilenko's compensation is stock based, which we feel aligns his interests with those of stockholders.

Compensation Committee Brian F. MacNeill, Chairman Loren K. Carroll James R. Gibbs David F. Work

COMMON STOCK PERFORMANCE GRAPH

        The following graph illustrates the performance of our shares of common stock compared with the cumulative total return on (i) Standard & Poor's 500 Stock Index and (ii) an index of five peer companies we selected. The graph assumes that the value of the investment in our shares and each index was $100 at July 31, 1999. In all cases the cumulative total return assumes, as contemplated by the Securities and Exchange Commission rules, that any cash dividends were reinvested in that security. The peer group investment is weighted at the beginning of each period based on the market capitalization of each individual company within the group.

Total Return Analysis	7/31/1999	7/31/2000	7/31/2001	7/31/2002	7/31/2003	7/31/2004
Veritas DGC	$100.00	$120.28	$128.11	$68.92	$54.93	$137.77
Peer Group	$100.00	$116.23	$85.21	$66.11	$70.42	$101.48
S&P 500	$100.00	$108.98	$93.36	$71.30	$78.89	$89.22

Source: CTA Public Relations www.ctapr.com (303) 665-4200. Data from BRIDGE Information Systems, Inc.

        The index of peer companies consists of Compagnie Générale de Géophysique, Dawson Geophysical Company, Petroleum Geo-Services ASA, Schlumberger Limited, and Seitel, Inc.

        The graph above depicts the past performance of our shares and should not be used to predict future performance. We do not make or endorse any predictions as to future share performance. These price performance comparisons shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 except to the extent that we specifically incorporate this graph by reference, and shall not otherwise be deemed filed under such acts.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of shares at April 30, 2005, by (i) each person we know to own beneficially more than 5% of the outstanding shares, (ii) all directors, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and named executive officers as a group.

Name and Address	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class(3)
Beneficial Owners of 5% or more:
Goldman Sachs & Company(4) 85 Broad Street New York, NY 10004	3,640,933	10.8
Dimensional Fund Advisors Inc.(5) 1299 Ocean Avenue Santa Monica, CA 90401	2,474,000	7.3
Ziff Asset Management, L.P.(6) 283 Greenwich Avenue Greenwich, CT 06830	2,149,700	6.4
Named Executive Officers, Directors and Director Nominees:
Thierry Pilenko	40,000	*
David B. Robson	535,234	1.6
Stephen J. Ludlow	86,829	*
Timothy L. Wells	93,783	*
Vincent M. Thielen	26,182	*
Larry L. Worden	53,653	*
Loren K. Carroll	12,500	*
Clayton P. Cormier	38,304	*
James R. Gibbs	37,250	*
Brian F. MacNeill	49,551	*
Jan Rask	31,500	*
David F. Work	2,500	*
Terence K. Young (7)	0	*
All directors, director nominees and executive officers as a group (13 persons)	1,007,286	2.9

*
Does not exceed one percent

(1)
Except as otherwise noted, each person has sole voting and investment power with respect to the shares listed.

(2)
Includes the following shares subject to options granted pursuant to Veritas DGC option plans and exercisable within 60 days: Mr. Pilenko—40,000 shares; Mr. Robson—121,208 shares; Mr. Ludlow—75,168 shares; Mr. Wells—87,783 shares; Mr. Thielen—26,182; Mr. Worden—49,304 shares; Mr. Carroll—10,000 shares; Mr. Cormier—36,300 shares; Mr. Gibbs—36,250 shares; Mr. MacNeill—40,000 shares; Mr. Rask—31,500 shares; and Mr. Work—2,500 shares; and all directors, director nominees and executive officers as a group—538,745 shares. Includes 5,551 deferred share units owned by Mr. MacNeill, each of which will convert to one share of our common stock upon his retirement from the Board effective at the annual meeting of stockholders. Includes 4,000 shares of restricted stock issued to Mr. Wells, which become vested 2,000 shares on February 2, 2006 and 2,000 shares on February 2, 2007.

(3)
Percentages are calculated based on a total of 33,849,816 shares outstanding as of April 30, 2005 plus, in calculating the percentage for each person or group, the number of any options and deferred share units exercisable within 60 days of April 30, 2005 owned by such person or group, in accordance with Rule 13d-3(d)(1).

(4)
Based solely on information furnished in Schedule 13G filed with the Securities and Exchange Commission by such person on February 11, 2005. Includes 2,229,254 shares with sole voting power and 3,640,933 shares with sole investment power.

(5)
Based solely on information furnished in Schedule 13G filed with the Securities and Exchange Commission by such person on February 9, 2005.

(6)
Based solely on information furnished in Schedule 13G filed with the Securities and Exchange Commission by such person on April 14, 2005. Voting and investment power for all shares is shared.

(7)
Mr. Young was appointed a director in May 2005 and, upon his appointment, was granted options to purchase 10,000 shares which options are not included in the table above. The options have a five-year term and are exercisable as follows: 2,500 options immediately upon the date of grant and an additional 2,500 options on each anniversary of the date of grant until all are exercisable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        On August 21 2002, we acquired Hampson-Russell Software Services Ltd., a Canadian provider of software tools and consulting services related to reservoir interpretation. Under the terms of the agreement, we acquired substantially all of the assets of Hampson-Russell in exchange for a cash payment of $9,250,000, transfer of 589,623 shares of Veritas common stock ($12.30 per share), and Hampson-Russell's right to receive a percentage of the revenues generated by the purchased assets over the five years following the closing of the transaction, provided that certain financial targets are obtained. David B. Robson, our chairman and chief executive officer until March 1, 2004, beneficially owns and controls Vada Industries Ltd., an Alberta corporation which was a 25% shareholder of Hampson- Russell at the time of the acquisition. The purchase price was determined at arm's length and was approved by our Board without Mr. Robson's presence or participation. We believe that the price paid was no less favorable to us than would have been obtained from a wholly unrelated party.

        Until April 2004, our Canadian subsidiary, Veritas Energy Services Inc., provided to Vada certain payroll services and allowed Vada's three employees, including Mr. Robson's two sons, to participate in the same group health, dental and life insurance programs we maintain for our Canadian employees. Vada paid Veritas Energy Services on a monthly basis for costs incurred on Vada's behalf. For the year ended July 31, 2004, the reimbursement by Vada of costs incurred by Veritas Energy Services amounted to approximately $246,596. In addition, until June 2004, Veritas Energy Services provided Vada with two offices and certain office services in Calgary. Vada paid Veritas Energy Services a monthly payment approximately equal to Veritas Energy Services' cost. For the fiscal year ended July 31, 2004, Vada paid Veritas Energy Services approximately $14,101 for such offices and office services. Neither Veritas Energy Services nor any of our other affiliates has, since June 2004, provided any services to Vada or any other affiliate of Mr. Robson.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors, our executive officers and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes of ownership with the Securities and Exchange Commission. We believe, based upon a review of the forms and amendments furnished to us, that each of our directors and officers and greater than 10% stockholders met all applicable filing requirements under Section 16(a) of the Securities Act of 1934 for the fiscal year ended July 31, 2004.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

        PricewaterhouseCoopers LLP, an independent registered public accounting firm, has served as the independent accountants of the company since November 1996. The audit committee has selected the firm to continue in this capacity for the current fiscal year. Accordingly, the company is asking the stockholders to ratify the selection of PricewaterhouseCoopers LLP as independent accountants.

        Representatives of the firm plan to attend the annual meeting and will be available to respond to appropriate questions. Its representatives will also have an opportunity to make a statement at the meeting if they so desire.

Audit Fees

        The aggregate fees billed for professional services rendered for the audit of our consolidated financial statements, statutory audits in foreign jurisdictions, issuance of consents and the reviews of financial statements included in the company's Forms 10-Q for the fiscal years ended July 31, 2004 and 2003 were $819,000 and $455,000, respectively. Our audit committee pre-approved all fees for professional services for the audit of our consolidated financial statements for the fiscal year ended July 31, 2004.

Audit Related Fees

        The aggregate fees billed for audit related services (audits of our employee benefit plans, accounting consultations, due diligence related to mergers and acquisitions and certain services related to compliance with the Sarbanes-Oxley Act of 2002) for the fiscal years ended July 31, 2004 and 2003 was $474,000 and $70,000, respectively. Our audit committee pre-approved all fees for audit related services incurred during the fiscal year ended July 31, 2004.

Tax Fees

        The aggregate fees billed for income tax and tax related services for the fiscal years ended July 31, 2004 and 2003 was $169,000 and $225,000, respectively. Our audit committee pre-approved all fees for tax and tax related services incurred during the fiscal year ended July 31, 2004.

All Other Fees

        The aggregate fees billed by PricewaterhouseCoopers LLP during the fiscal years ended July 31, 2004 and 2003 for other services totaled $17,000 and $2,000, respectively. Our audit committee pre-approved all fees for such other services incurred during the fiscal year ended July 31, 2004. These services include primarily subscriptions to PricewaterhouseCoopers' on-line research tools.

        In conjunction with our annual plan, we prepare a budget for non-audit services we intend to obtain from PricewaterhouseCoopers LLP. This budget includes a description of the specific projects and services and an estimated cost. We submit this budget to our audit committee for review and approval. We conduct our business with PricewaterhouseCoopers LLP according to this approved budget and, if circumstances require alternation of the budget, we request approval from the audit committee before deviating from the budget in any manner. We submit a quarterly update of our spending with PricewaterhouseCoopers LLP to the audit committee.

Vote Required

        Approval of this proposal requires a number of votes "FOR" the proposal that represents a majority of the outstanding shares present or represented and entitled to vote on this matter at the annual meeting. As a result, abstentions will have the same effect as a vote against this proposal.

Recommendation of the Board of Directors

        The Board of Directors recommends a vote FOR ratification of the selection of PricewaterhouseCoopers LLP as the company's independent accountants for the fiscal year ending July 31, 2005.

AVAILABILITY OF ANNUAL REPORT AND FORM 10-K/A

        We have mailed our annual report to stockholders covering the fiscal year ended July 31, 2004 to each stockholder entitled to vote at the annual meeting.

        Our annual report on Form 10-K/A for the fiscal year ended July 31, 2004 is available on our Internet website at www.veritasdgc.com. In addition, we will provide a copy of our annual report on Form 10-K/A for the fiscal year ended July 31, 2004 without charge to any stockholder making written request to Larry L. Worden, Vice President, General Counsel and Secretary, 10300 Town Park Drive, Houston, Texas 77072.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Proposals for the Next Annual Meeting

        Pursuant to rules promulgated by the Securities and Exchange Commission, any proposals of stockholders intended to be presented at our next annual meeting of stockholders and included in our proxy statement and form of proxy relating to that meeting, must be received at our principal executive offices, 10300 Town Park Drive, Houston, Texas 77072 Attention: Corporate Secretary, a reasonable time before we begin to print and mail our proxy materials for our 2005 annual meeting. We currently expect to hold our next annual meeting in December 2005 and to begin printing and mailing our proxy materials on or before October 15, 2005, so proposals should be received no later than September 15, 2005. Such proposals must be in conformity with all applicable legal provisions, including Rule 14a-8 of the General Rules and Regulations under the Securities Exchange Act.

        In addition to the Securities and Exchange Commission rules described in the preceding paragraph, our bylaws provide that for business to be properly brought before any annual meeting of stockholders, it must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of our Board of Directors, (ii) otherwise brought before the meeting by or at the direction of our Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder of our company who is a stockholder of record at the time of giving of the required notice described below, who shall be entitled to vote at such meeting and who complies with the following procedures. For business to be properly brought before an annual meeting by a stockholder of our company, the stockholder must have given timely notice in writing of the business to be brought before such annual meeting to the secretary of our company. To be timely for our next annual meeting (expected to be held in December 2005), a stockholder's notice must be delivered to or mailed and received at our principal executive offices, 10300 Town Park Drive, Houston, Texas 77072 Attention:

Corporate Secretary, no later than the tenth day following the day on which public announcement is first made of the date of the next annual meeting. As used in our Bylaws, "public announcement" means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934. A stockholder's notice to the secretary of our company must set forth (a) as to any business that the stockholder proposes to bring before the meeting, the reasons for conducting such business at the meeting, any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and a representation that the stockholder will appear in person or by proxy at the meeting to present the proposal; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address, as they appear on our books, of such stockholder, and (ii) the class and number of shares of capital stock of our company that are beneficially owned by the stockholder.

Nominations for the Next Annual Meeting and for Any Special Meetings

Stockholder Recommendations of Nominee(s)

        Stockholders or a group of stockholders may recommend potential candidates for consideration by our nominating and corporate governance committee by sending a written request to the company's corporate secretary no later than the tenth day following the day on which public announcement is first made of the date of the next annual meeting. Such written request must be sent to our principal executive offices, 10300 Town Park Drive, Houston, Texas 77072, Attention: Corporate Secretary. The written request must include the candidate's name, contact information, biographical information and qualifications. The request must also include the potential candidate's written consent to being named in the proxy statement as a nominee and to serving as a director if nominated and elected. The stockholder or group of stockholders making the recommendation must also disclose, with the written request described above, the number of shares that the stockholder or group beneficially owns and the period of time the stockholder or group has beneficially owned the shares. The committee may request additional information from time to time from the nominee or the stockholder.

Direct Nominations by Stockholders

        Pursuant to our bylaws, only persons who are nominated in accordance with the following procedures are eligible for election as directors. Nominations of persons for election to our Board of Directors may be made at a meeting of stockholders only (a) by or at the direction of our Board of Directors or (b) by any stockholder of our company who is a stockholder of record at the time of giving of the required notice described below, who is entitled to vote for the election of directors at the meeting, and who complies with the following notice procedures. All nominations, other than those made by or at the direction of our Board of Directors, must be made pursuant to timely notice in writing to the secretary of our company. To be timely, a stockholder's notice must be delivered to or mailed and received at our principal executive offices, 10300 Town Park Drive, Houston, Texas 77072 Attention: Corporate Secretary, (i) with respect to an election to be held at our next annual meeting, no later than the tenth day following the day on which public announcement is first made of the date of our next annual meeting, and (ii) with respect to any election to be held at a special meeting of stockholders, no earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting or of the nominees proposed by our Board of Directors to be elected at such meeting. As used in our Bylaws, "public announcement" means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the

Securities Exchange Act of 1934. A stockholder's notice to the secretary of our company must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to the person that is required to be disclosed in solicitations for proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act (including the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected); and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address, as they appear on our books, of such stockholder, and (ii) the class and number of shares of capital stock of our company that are beneficially owned by the stockholder.

Veritas DGC Inc.
Audit Committee Charter
(As Amended and Restated October 26, 2004)

1.     Purpose

        1.1   The Audit Committee (the "Committee") is appointed by the Board of Directors of the Company (the "Board") to assist the Board in fulfilling its oversight responsibilities.

1.2   The Committee's general purposes are to:

        A.    Assist the Board with its oversight of (i) the reliability and integrity of the Company's financial statements; (ii) the Company's compliance with legal and regulatory requirements; (iii) the qualifications and independence of the external independent auditors ("Independent Auditors"); and (iv) the performance of the Company's internal audit function and Independent Auditors; and

        B.    Prepare the report that SEC rules require be included in the Company's annual proxy statement.

2.     Membership

        2.1   The Committee will be comprised of not less than three members of the Board. Committee members and the Committee chairman will be designated by the full Board upon the recommendation of the Nominating and Corporate Governance Committee and will serve at the pleasure of the Board.

        2.2   All members of the Committee will meet the applicable independence and experience requirements of the New York Stock Exchange, the federal securities laws and the rules and regulations of the Securities and Exchange Commission (the "SEC").

        2.3   At least one member of the Committee will have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment.

        2.4   At least one member of the Committee will qualify and be designated by the Board as a "financial expert" as that term is defined in Regulation S-K promulgated by the SEC.

        2.5   No member of the Committee may accept any consulting, advisory or other compensatory fees from the Company, other than fees paid to such member in his or her capacity as a member of the Committee, the Board or any other Board committee.

3.     Committee Meetings

        1.     3.1 The Committee will hold regular meetings at least once each fiscal quarter. In addition to regular meetings, the Committee will hold such special meetings as any member of the Committee may call. The Chairman will call a special meeting if requested to do so by the Company's CEO, its senior internal auditor or the Independent Auditors.

        3.1   The Chairman will preside at all meetings of the Committee.

        3.2   The Committee will keep minutes of its meetings.

        3.3   A quorum of the Committee will consist of a majority of the members.

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        3.4   The Committee may invite to its meetings other directors, management of the Company and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

4.     Independent Auditors and Internal Auditors

        4.1   The Committee has the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the Independent Auditors.

        4.2   The Company will have an internal audit function. In the discretion of the Committee, the internal audit function may be comprised of Company employees or outsourced, in whole or in part, to a third party provider other than the Independent Auditors.

        4.3   The Committee will:

          A.    Require the Independent Auditors to submit to it on a periodic basis, not less than annually, a formal written statement delineating all relationships between the Independent Auditors and the Company;

          B.    Actively engage in a dialogue with the Independent Auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the Independent Auditors and recommend that the Board take appropriate action in response to the Independent Auditors' report to satisfy itself of the Independent Auditors' independence;

          C.    Review the performance of the Independent Auditors and internal auditors and make recommendations to the Board regarding the appointment or termination of the Independent Auditors and internal auditors;

          D.    Obtain and review, at least annually, a report by the Independent Auditors describing: the firm's internal quality-control procedures; and any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues;

          E.    Confer with the Independent Auditors concerning the scope of their examinations of the books and records of the Company and its subsidiaries;

          F.     Review and approve the Independent Auditors' annual engagement letter and approve the Independent Auditors fees for the audit services;

          G.    Review and approve the Company's internal audit plans and reports, annual audit plans and budgets;

          H.    Direct the special attention of the internal auditors and the Independent Auditors to specific matters or areas deemed by the Committee, the internal auditors or the Independent Auditors to be of special significance;

          I.     Review with the Independent Auditors any audit problems or difficulties with management's response;

          J.     Authorize the internal auditors or the Independent Auditors to perform such supplemental reviews or audits as the Committee may deem appropriate;

          K.    Review and approve in advance the range and cost of any non-audit services performed by the Independent Auditors; provided, however, that in no event will the Independent Auditors be allowed to perform any services which are prohibited by Section 10A of the Securities Exchange Act of 1934, 15 U.S.C. §78j-1; and

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          L.    Set clear hiring policies for employees or former employees of the Independent Auditors.

5.     Internal Controls

5.1
The Committee will:

          A.    Review with management, the Independent Auditors and internal auditors significant risks and exposures, audit activities and significant audit findings;

          B.    Through the internal audit process and the Independent Auditors, review the adequacy of the Company's systems of internal control; and,

          C.    Obtain from the Independent Auditors and internal auditors their recommendations regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries and review corrective actions taken with regard to controls deemed to be deficient.

6.     Financial Statements and Disclosure

6.1
The Committee will

          A.    Discuss the annual audited financial statements and quarterly financial statements with management and the Independent Auditors, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," before such statements are filed with the SEC and provided to shareholders; and

          B.    Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

7.     Other

7.1
The Committee will:

          A.    Establish or oversee the establishment of procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

          B.    Engage and obtain advice and assistance from independent counsel and other advisors, as the Committee deems necessary to carry out its duties;

          C.    Conduct or authorize investigations into any matters within the Committee's scope of responsibilities and retain independent counsel, accountants, or others to assist it in the conduct of any such investigation;

          D.    Obtain sufficient funds from the Company for payment of compensation to (i) the Independent Auditors; and (ii) any independent advisors employed by the Committee;

          E.    Report regularly to the Board and provide an independent, direct communication between the Board, internal auditors and Independent Auditors;

          F.     Maintain minutes or other records of meetings and activities of the Committee;

          G.    Discuss policies with respect to assessment and management of financial risk;

          H.    Consider such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company as the Committee may, in its discretion, determine to be appropriate; and

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          I.     Meet separately at least once each quarter with the director of internal audit or his or her equivalent or the managing partner of the accounting firm retained by the Committee to conduct internal audits, the Independent Auditors, and management to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.

8.     Annual Reviews

        8.1   The Committee Chairman will report regularly to the Board (i) following meetings of the Committee and (ii) with respect to such other matters as are relevant to the Committee's discharge of its responsibilities to the Board.

        8.2   The Committee will annually review and assess the adequacy of this Charter and advise the Board and the Nominating and Corporate Governance Committee of its assessment and of its recommendations for any changes to the Charter.

        8.3   The Committee will annually review and make a self-assessment of its performance and will report the results of such self-assessment to the Board and the Nominating and Corporate Governance Committee.

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VERITAS DGC INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 22, 2005

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints Thierry Pilenko, Stephen J. Ludlow, Timothy L. Wells, Mark E. Baldwin, Vincent M. Thielen and Larry L. Worden, or any of them, attorneys and proxies, with power of substitution and revocation, to vote, as designated on the reverse side, all shares of stock which the undersigned is entitled to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting (including all adjournments thereof) of Stockholders of Veritas DGC Inc. to be held on Wednesday, June 22, 2005 at 10:00 a.m., Houston time, at the offices of the Company, 10300 Town Park Drive, Houston, Texas 77072.

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. In the absence of such instructions, this proxy will be voted FOR the nominees listed in Item 1, FOR ratification of the selection of PricewaterhouseCoopers LLP as the company's independent accountants in Item 2, and as the designated proxies may determine in their discretion for issues covered by Item 3.

(THIS PROXY CONTINUES AND MUST BE SIGNED ON THE REVERSE SIDE)

1.	☐	FOR all nominees (except as specified hereon): Loren K. Carroll, Clayton P. Cormier, James R. Gibbs, Stephen J. Ludlow, Thierry Pilenko, Jan Rask, David F. Work and Terence K. Young.
	☐	WITHHOLD authority to vote for all nominees listed above.
INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

2.	Ratify the selection of PricewaterhouseCoopers LLP as the company's independent accountants.
	FOR	AGAINST	ABSTAIN
	☐	☐	☐
3.
As such proxies may determine in their discretion upon such other business (including procedural and other matters relating to the conduct of the meeting) that may properly come before the meeting and any adjournment thereof.
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith.
Dated this day of , 2005

Signature(s) of Stockholder
(Sign exactly as name(s) appear on your stock certificate. If shares are held jointly each holder should sign. If signing for estate, trust or corporation, title or capacity should be stated.)

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED BUSINESS ENVELOPE.

VERITAS DGC INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 22, 2005

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints Thierry Pilenko, Stephen J. Ludlow, Timothy L. Wells, Mark E. Baldwin, Vincent M. Thielen and Larry L. Worden, or any of them, attorneys and proxies, with power of substitution and revocation, to vote, as designated on the reverse side, all shares of stock which the undersigned is entitled to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting (including all adjournments thereof) of Stockholders of Veritas DGC Inc. to be held on Wednesday, June 22, 2005 at 10:00 a.m., Houston time, at the offices of the Company, 10300 Town Park Drive, Houston, Texas 77072.

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. In the absence of such instructions, this proxy will be voted FOR the nominees listed in Item 1, FOR approval of the selection of PricewaterhouseCoopers LLP as the company's independent auditors in Item 2, and as the designated proxies may determine in their discretion for issues covered by Item 3.

(THIS PROXY CONTINUES AND MUST BE SIGNED ON THE REVERSE SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

Item 1–Election of Directors.

Nominees:
01 02 03 04 05 06 07 08	Loren K. Carroll, Clayton P. Cormier, James R. Gibbs, Stephen J. Ludlow, Thierry Pilenko, Jan Rask, David F. Work and Terence K. Young.	FOR all nominees (except as specified hereon) ☐	WITHHOLD AUTHORITY to vote for all nominees listed below. ☐	Item 2–	Ratify the selection of PricewaterhouseCoopers LLP as the company's independent auditors.	FOR ☐	AGAINST ☐	ABSTAIN ☐
(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)				Item 3–
As such proxies may determine in their discretion upon such other business (including procedural and other matters relating to the conduct of the meeting) that may properly come before the meeting and any adjournment thereof.
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith.
PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED BUSINESS ENVELOPE.

Signature _____________________________________ Signature _____________________________________ Date ________________
 (Sign exactly as name(s) appear on your stock certificate. If shares are held jointly each holder should sign.
If signing for estate, trust or corporation, title or capacity should be stated.)

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/vts		Telephone 1-866-540-5760		Mail Mark, sign and date
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the Internet
Annual Reports: www.veritasdgc.com/investors/annuals/
Proxies: www.veritasdgc.com/investors/proxies/

QuickLinks

PROXY STATEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
MANAGEMENT
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN FISCAL YEAR ENDED JULY 31, 2004
AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED JULY 31, 2004 AND FISCAL YEAR END OPTION VALUES
COMMON STOCK PERFORMANCE GRAPH
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
AVAILABILITY OF ANNUAL REPORT AND FORM 10-K/A
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS